EXHIBIT 99.1

DEFINITIVE PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(A) Of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

FPB Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

☒	No fee required

☐	$125 per Exchange Act Rules O-11(c)(1)(iii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

☐	Fee computed on table below per Exchange Act Rules 14-a6(i)(4) and O-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously by written preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

March 28, 2005

To our Shareholders:

The 2005 Annual Meeting of Shareholders of FPB Bancorp, Inc., is being held at the Holiday Inn, located at 10120 South Federal Highway, Port St. Lucie, Florida 34952 on Wednesday, April 27, 2005, at 5:30 p.m. local time. The Annual Meeting will be preceeded by a social hour beginning at 4:30 p.m.

The Notice of the Annual Meeting of Shareholders and Proxy Statement attached to this letter describe the formal business that will be transacted at the Annual Meeting and provide material information concerning that business. Directors and officers of FPB Bancorp, Inc., and our wholly-owned subsidiary, First Peoples Bank, as well as a representative of the accounting firm, Hacker, Johnson & Smith, P.A., will be present at the Annual Meeting to answer any questions you might have about the Company. At the Annual Meeting, we intend to cover highlights from 2004.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and signing the enclosed proxy card. Should you attend the Annual Meeting and prefer to vote in person, you will be given that opportunity.

On behalf of the Board of Directors and all the employees of FPB Bancorp, Inc. and First Peoples Bank, we look forward to seeing you at the Annual Meeting, and hope you will be able to attend the social hour.

Sincerely,

Gary A. Berger	David W. Skiles
Chairman of the Board	President and Chief Executive Officer

FPB BANCORP, INC. • PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard • Port St. Lucie, Florida 34952

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 27, 2005

The 2005 Annual Meeting of Shareholders of FPB Bancorp, Inc. (“Annual Meeting”), will be held at the Holiday Inn, located at 10120 South Federal Highway, Port St. Lucie, Florida 34952 on Wednesday, April 27, 2005 at 5:30 p.m., local time to consider the following items:

1.	The election of three Class III members of the Board of Directors;

2.	The ratification of the appointment of Hacker, Johnson & Smith, P.A. as the independent auditors for FPB Bancorp, Inc., and its subsidiary bank for the fiscal year ending December 31, 2005;

3.	Adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve any of the foregoing items; and

4.	To transact any other business that properly comes before the Annual Meeting, or any adjournment thereof.

All holders of record of shares of FPB Bancorp, Inc. at the close of business on February 28, 2005 are entitled to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors,

David W. Skiles
President and Chief Executive Officer

Port St. Lucie, Florida

March 28, 2005

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of FPB Bancorp, Inc. (“FPB”) of proxies to be voted at our 2005 Annual Meeting of Shareholders, or at any adjournment thereof (“Annual Meeting”). Our Annual Report, which includes the financial statements for the fiscal year ended December 31, 2004, accompanies this Proxy Statement, which is first being mailed to shareholders on or about March 28, 2005.

Date, Time and Location

•	Wednesday - April 27, 2005

•	5:30 p.m. local time (Social hour to begin at 4:30 p.m.)

•	Holiday Inn, 10120 South Federal Highway, Port St. Lucie, Florida 34952

General

Regardless of the number of shares of common stock that you own, it is important that your shares be represented by proxy or that you be present at the Annual Meeting. To vote by proxy, please indicate your preferences in the spaces provided on the enclosed Proxy Card and return it signed and dated, in the enclosed postage-paid envelope. Proxies obtained by the Board of Directors will be voted in accordance with the directions given therein. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board of Directors recommends.

The Board of Directors knows of no additional business that will be presented for consideration at the Annual Meeting. Unless you indicate otherwise, however, execution of the enclosed Proxy Card confers discretionary authority upon the designated proxy holders to vote your shares in accordance with their best judgment on any other business that may properly come before the Annual Meeting, or any adjournment thereof. If you do not wish to extend such authority, you may limit your proxy by marking the appropriate box on the enclosed Proxy Card.

In order for us to have a quorum present to be able to convene the Annual Meeting, it is important that your proxy be returned promptly. Therefore, whether or not you plan to be present at the Annual Meeting, please complete, sign and date the enclosed Proxy Card and return it in the enclosed postage-paid envelope or fax it to the attention of Chief Financial Officer, Nancy E. Aumack at (772) 398-1399.

FPB BANCORP, INC. • PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard • Port St. Lucie, Florida 34952

Revocation of Proxy

Your presence at the Annual Meeting will not automatically revoke your proxy. You may revoke your proxy at any time prior to its exercise by simply:

•	Delivering a written notice of revocation to FPB;

•	Delivering a duly executed proxy bearing a later date to FPB; or

•	Attending the Annual Meeting and voting in person.

Voting Procedures

Our Articles of Incorporation do not provide for cumulative voting. Under the Florida Business Corporation Act (“Act”), directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Our Bylaws provide that a majority of shares entitled to vote and represented in person or by proxy at a shareholder meeting constitutes a quorum. Therefore, each shareholder of record on the record date has the right to vote, in person or by proxy, the number of shares he or she owns for as many director nominees as there are directors to be elected. For example, if you own five shares, you may vote a maximum of five shares for each director to be elected.

Other matters are approved if affirmative votes cast for a proposal exceed the votes cast against that proposal at a meeting at which a quorum is present, unless a greater number of affirmative votes or voting by classes is required by the Act or our Articles of Incorporation. Abstentions and broker non-votes have no effect under the Act.

If your shares are held in “street name,” under certain circumstances your brokerage firm may vote your shares. Brokerage firms have authority to vote their customers’ shares on certain “routine” matters, including the election of directors. When a brokerage firm votes its customers’ shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote its customer’s shares on non-routine matters. Accordingly, these shares are not counted as votes against a non-routine matter, but rather not counted at all for these matters. Items 1 and 2 are routine matters being acted on at the Annual Meeting. We, therefore, encourage you to provide instructions to your brokerage firm as to how your proxy should be voted. This ensures your shares will be voted at the Annual Meeting. There are no non-routine matters on this year’s ballot.

The close of business on February 28, 2005, has been fixed by the Board of Directors as the “record date” for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, and any adjournment thereof. On the record date, there were 819,120 shares of FPB common stock outstanding, held by approximately 761 shareholders.

FPB BANCORP, INC. • PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard • Port St. Lucie, Florida 34952

BOARD OF DIRECTORS MEETINGS

During the year ended December 31, 2004, the respective Board of Directors of FPB and First Peoples Bank (“Bank”) held 13 meetings. All the directors attended at least 75% of the total meetings of both Boards of Directors. In 2004, only the members of the Bank Board of Directors were compensated for their services, receiving $200 per Board meeting and $150 per Committee meeting. The Board’s Chairperson received $300 per meeting and each Committee Chairperson received $200 per meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

FPB’s Board of Directors is divided into the Audit/Compliance Committee and the Long-Range Planning Committee. The Bank’s Board of Directors is divided into three standing committees: the Executive Committee, the Loan Committee, and the Personnel/Nominating Committee.

The composition of and number of meetings held by each Committee in 2004 is reflected in the following table:

Board Member	Audit/ Compliance	Executive	Loan	Personnel/ Nominating	Long- Range Planning
James L. Autin, M.D.		X		X	X
John R. Baker, Sr.		X	Chair	X
Gary A. Berger	Chair	Chair	X
Donald J. Cuozzo	X				Chair
Ann L. Decker		X	X	Chair
Paul J. Miret				X	X
Robert L. Schweiger			X		X
Robert L. Seeley	X	X	Alternate	X
David W. Skiles		X	X		X
Paul A. Zinter	X		X
Meetings in 2004	6	5	12	7	2

FPB BANCORP, INC. • PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard • Port St. Lucie, Florida 34952

FPB Committees

The Audit/Compliance Committee reviews FPB’s and the Bank’s auditing, accounting, financial reporting and internal control functions. This Committee recommends the independent auditor and reviews its services. The Audit/Compliance Committee has not adopted a formal charter. The Board of Directors believes that the members of the Audit/Compliance Committee are all “Independent Directors” based on the National Association of Securities Dealers’ definition, in that they have no relationships that would impair their abilities to objectively and impartially execute their duties.

REPORT OF THE AUDIT/COMPLIANCE COMMITTEE

The audit functions of the Audit/Compliance Committee are focused on three areas:

•	The adequacy of FPB’s and the Bank‘s internal controls and financial reporting process and the reliability of FPB‘s and the Bank‘s financial statements.

•	The performance of FPB‘s and the Bank‘s internal auditors and the independence and performance of FPB‘s and the Bank‘s independent auditors.

•	FPB‘s and the Bank‘s compliance with legal and regulatory requirements.

The Audit/Compliance Committee also recommends to the Board the appointment of the independent auditors and reviews their performance, fees and independence from management.

Members of the Audit/Compliance Committee met with management periodically to consider the adequacy of FPB‘s and the Bank’s internal controls and the objectivity of their financial reporting. These matters were discussed with FPB’s and the Bank‘s independent auditors and with appropriate company financial personnel. The independent auditors have unrestricted access to the Committee.

The Board of Directors has determined that none of the members of the Audit/Compliance Committee has a relationship to FPB and the Bank that may interfere with the members’ independence from FPB and the Bank and its management.

Gary A. Berger, a Certified Public Accountant, with extensive auditing experience, has the requisite financial expertise to qualify as an “audit committee financial expert” as defined by Securities and Exchange Commission Rules. Accordingly, the Board has designated him to hold that position.

Management has primary responsibility for FPB’s and the Bank’s financial statements and the overall reporting process, including the system of internal controls. The independent

FPB BANCORP, INC. • PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard • Port St. Lucie, Florida 34952

auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of FPB and the Bank in conformity with accounting principles generally accepted in the United States of America. The independent auditors discuss any issues they believe should be brought to the Audit/Compliance Committee’s attention. The Audit/Compliance Committee monitors these processes, relying without independent verification, on the information provided and on the representations made by management and the independent auditors.

This year, the Audit/Compliance Committee reviewed FPB‘s audited financial statements as of, and for, the fiscal year ended December 31, 2004, and met with both management and FPB‘s and the Bank‘s independent auditors to discuss those financial statements. Management has represented to the Audit/Compliance Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit/Compliance Committee has received from and discussed with Hacker, Johnson & Smith, P.A. the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit/Compliance Committees). These items relate to that firm‘s independence from FPB and the Bank. The Audit/Compliance Committee also discussed with Hacker, Johnson & Smith, P.A. any matters required to be discussed by Statement on Auditing Standards No. 61. (Communication with Audit/Compliance Committees).

Based on these reviews and discussions, the members of the current 2005 Audit/ Compliance Committee (Chairman Gary A. Berger, Donald J. Cuozzo, Robert L. Seeley, and Paul A. Zinter) recommended to the Board that FPB‘s and the Bank‘s audited financial statements be included in FPB’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

The Long-Range Planning Committee meets to evaluate and assess the long range needs and goals of FPB and the Bank, including expansionary activities. All Planning Committee members attended at least 75% of all Committee meetings.

Bank Committees

The Executive Committee meets as needed and has limited powers to act on behalf of the Board whenever the Bank Board is not in session. If any non-employee director requests that the matter be addressed by the entire Board rather than the Executive Committee, such matter is automatically submitted to the full Board. No member of the Committee attended less than 75% of all Committee meetings.

The Loan Committee meets monthly to act upon large or significant loan requests to be handled by the Bank. All Loan Committee members attended more than 75% of all Committee meetings.

FPB BANCORP, INC. • PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard • Port St. Lucie, Florida 34952

The Personnel/Nominating Committee assesses both FPB’s and the Bank’s staffing needs and makes compensation recommendations to the respective Board of Directors. All Personnel Committee members attended at least 75% of all Committee meetings.

The Personnel/Nominating Committee also evaluates and recommends candidates for election to the respective Boards. FPB does not have any formal procedures or policies for considering shareholder nominations, but will consider shareholder nominations on a case-by-case basis.

Communications with the Board of Directors

FPB has no formal procedures for shareholders to communicate with the Board of Directors. Should a shareholder wish to submit a written communication to the Board, the shareholder can mail or deliver such communication to either President and Chief Executive Officer, David W. Skiles or Chairman of the Board, Gary A. Berger c/o FPB Bancorp, Inc., 1301 Southeast Port St. Lucie Boulevard, Port St. Lucie, Florida 34952. Should a shareholder wish to address the Board in person, it can submit a request to either Mr. Skiles or Mr. Berger. Depending on the matter which the shareholder wishes to present to the Board and the Board’s schedule, the Board will consider such a request in determining whether to invite the shareholder to a Board meeting.

1. ELECTION OF DIRECTORS

Our Board of Directors is presently comprised of nine members pursuant to the authority of our Articles of Incorporation. Each director also serves as a director of the Bank. Our Articles of Incorporation provide that directors shall be divided into three classes, which each serve for staggered three-year terms. This year, three Class III directors are to be elected. To the best of our knowledge, no director nominee is being proposed for election pursuant to any agreement between that person and any other person.

The three nominees named herein have indicated that they are willing to stand for election and to serve as directors if elected. Should a director nominee become unable or unwilling to serve, proxies will be voted for the election of such other person as the Board of Directors may choose to nominate. The affirmative vote of a plurality of the votes cast at the Annual Meeting is needed to elect a director. Abstentions and withheld votes will have the same effect as votes against a director nominee. Information relating to the business experience and age of each director is set forth below. Also included is information related to FPB’s non-director executive officers.

FPB BANCORP, INC. • PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard • Port St. Lucie, Florida 34952

DIRECTOR NOMINEES

CLASS III DIRECTORS

TERMS TO EXPIRE IN 2005

Gary A. Berger, age 55, is a director and Chairman of the Board for both FPB and the Bank. Mr. Berger is President of the accounting firm of Berger, Toombs, Elam, Gaines, and Frank, CPA. He is a graduate of Michigan State University and has been a certified public accountant since 1975. Mr. Berger is a member of the Rotary Club of Ft. Pierce, the Florida Institute of Certified Public Accountants and the American Institute of Certified Public Accountants. He is a past Treasurer of the United Way, past President of the St. Lucie County Economic Development Council and past President of the Rotary Club of Ft. Pierce, Florida.

Robert L. Schweiger, age 57, is a director of FPB and the Bank. He has been a resident of the Treasure Coast since 1974 and currently resides in Palm City. From 1994 to 1997, Mr. Schweiger served as an Advisory Board member - first with Port St. Lucie National Bank and then with First National Bank. He serves as a board member and officer of the Exchange CASTLE and previously served as founder/President of the Treasure Coast Children’s Home Society and Treasurer of the St. Lucie Boys & Girls Clubs. He studied for his BA degree at Colorado State University and American University of Beirut and for his MBA degree at Florida Atlantic University. Currently, Mr. Schweiger is a private financial investor and thoroughbred race horse owner and breeder.

David W. Skiles, age 57, is the President, Chief Executive Officer, and a director of FPB and the Bank. Prior to joining the Bank, he was the Vice President and Regional Manager with First United/Wachovia Bank in Stuart. Previously, Mr. Skiles was the Vice President and Senior Lender of Port St. Lucie National Bank for seven years. Mr. Skiles has a Bachelor of Science degree from Barry University, and is President of the St. Lucie County Chamber of Commerce. He is also a member of the Stuart/Martin County Chamber of Commerce. Mr. Skiles was appointed to the Florida Bankers Association GRC Committee (Government Relations Committee) for the past three years. He has served on the St. Lucie County Chamber of Commerce Local Affairs Committee and is also active with the Treasure Coast Legislative Delegation. Mr. Skiles previously served as Chairman of the Port St. Lucie Area Council and is still a member of that committee, as well as the Chamber’s Executive Committee and Education Foundation Board. He was past President and District Governor of the Sertoma Club of Martin County. Mr. Skiles has also served on numerous campaigns for the United Way of St. Lucie and Martin Counties, most notably as Campaign Chairman in Martin County in 1985 and as Chairman of the Professional Division in St. Lucie County for the 2000 Campaign. Mr. Skiles served on the St. Lucie County Airport Steering Committee and is a member of Business Alliance for Prosperity (BAP). In addition, he serves on St. Martin de Porres Catholic Church of Jensen Beach’s Budget and Finance Boards.

FPB BANCORP, INC. • PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard • Port St. Lucie, Florida 34952

The Board of Directors Recommends that the Shareholders Vote “FOR”

the Election of the Three Class III Directors.

CONTINUING DIRECTORS

CLASS I DIRECTORS

TERMS TO EXPIRE IN 2006

John R. Baker, Sr., age 55, is the Bank’s and FPB’s Vice Chairman of the Board. He graduated from the University of Georgia with a Bachelor of Business Administration degree in Real Estate. He moved to Stuart, Florida in 1981 and assumed the position of Vice President, General Manager of Bessemer Properties, Incorporated. Prior to moving to Stuart, Mr. Baker served as Director of Residential Sales for Bessemer in Atlanta, Georgia, where he began his real estate career in 1975. Mr. Baker is a former director of Barnett Bank of Martin County and is past President of Treasure Coast Builders Association and Florida Home Builders Association. He also served as Chairman of Housing and Finance Authority in Martin County and the Martin County Affordable Housing Task Force. Mr. Baker lives in Vero Beach and is in his 16th year as a youth soccer coach. He is employed with the Laurel Corporation in Vero Beach and is involved in all aspects of real estate.

Donald J. Cuozzo, age 51, is a director of FPB and the Bank. He received a Bachelor of Science degree in Environmental Technology from the Florida Institute of Technology in 1979. He began his work career in the public sector with the Martin County Growth Management Department before leaving to work with regional and national developers. In that role, he was instrumental in obtaining approval of the Martin Downs DRI amendment and in coordinating the acquisition and development of a number of large residential communities in Palm Beach and Martin Counties. Mr. Cuozzo also served as a principal with a large Palm Beach County based engineering firm where he gained extensive experience in the area of project management and coordination. In 1993, he co-founded Houston Cuozzo Group to provide planning, design and government-oriented strategic planning service for private and public sector clients in South Florida. Mr. Cuozzo has more than 30 years of experience planning and implementing numerous land developments throughout the region and has worked in nearly all facets of community and project development. Mr. Cuozzo is a founding member of the Martin County Business Development Board, a graduate of the first class of Martin County Leadership 91/92 and a recipient of the 1991 Industry Appreciation Award for Outstanding Contribution to the Community. He is a past Second Vice President of the Treasure Coast Builders Association. Mr. Cuozzo was appointed to the Treasure Coast Regional Planning Council by Governor Jeb Bush and served for four years in that position.

FPB BANCORP, INC. • PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard • Port St. Lucie, Florida 34952

Paul A. Zinter, age 50, is a director of FPB and the Bank. He has been a resident of Port St. Lucie for 36 years, and was a member of the second graduating class from Fort Pierce Central High School. Mr. Zinter received a Bachelor of Arts degree in business administration from Eastern New Mexico University in 1975, where he majored in real estate and marketing and was managing partner of a family-owned real estate company. Mr. Zinter was past-president and honorary member of the Rotary Club of Port St. Lucie and has been a local realtor/managing partner and business owner for the past 29 years.

CLASS II DIRECTORS

TERMS TO EXPIRE IN 2007

Ann L. Decker, age 53, is director and Secretary of FPB and the Bank. Ms. Decker presently serves as District Manager for U.S. Congressman Mark Foley. Ms. Decker was formerly a co-owner of Intracoastal Printing, Inc., which was sold in 1990. Ms. Decker was born in Chicago, Illinois and has a Bachelor of Science degree in Professional Business Management from Barry University in Miami, Florida.

Paul J. Miret, age 58, is a director of FPB and the Bank. Mr. Miret is presently a realtor with RE/MAX 100 Riverside. Prior to that, he was the owner and operator of Sunshine Carpet Cleaning from 1978 to 1998 and of Ameri-Kleen Services from 1992 to 1998. He also owns and manages several residential rental units. From 1995 to 1997, Mr. Miret served on the Community Board of Riverside National Bank. Mr. Miret is also a past President of the Port St. Lucie Little League and the Port St. Lucie Exchange Club and a past director of the Port St. Lucie Chamber of Commerce.

Robert L. Seeley, age 80, is a director of FPB and the Bank. Mr. Seeley has been in private law practice in Florida for more than 40 years. With Tom Warner and M. Lanning Fox, Mr. Seeley was co-founder of the Stuart law firm of Fox, Wackeen, Dungey, Beard, Sobel and McCluskey, LLP, for which he currently serves “Of Counsel.” From 1973 to 1996, Mr. Seeley served as a director of Barnett Bank of the Treasure Coast. He also served as the founding director and Chairman of the Saint Lucie Medical Center and a former director of the St. Lucie and Martin County Economic Development Councils. Mr. Seeley completed his undergraduate studies at the University of Illinois and received his Juris Doctorate degree from the University of Florida.

NON-DIRECTOR-EXECUTIVE OFFICERS

Nancy E. Aumack, age 56, is FPB’s and the Bank’s Senior Vice President and Chief Financial Officer. Prior to joining the Bank in 2001, she was Senior Vice President and Chief Financial Officer of Independent Community Bank, Tequesta, Florida. In the period from 1997 to 1999, she served as Chief Financial Officer and Administrative Support Director for the engineering firm LBFH, Palm City, Florida. From 1995 to 1997, she served as Vice President and Chief Financial Officer for Treasure Coast Bank, Stuart, Florida, and from 1983 to 1995, she

FPB BANCORP, INC. • PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard • Port St. Lucie, Florida 34952

served as Vice President and Financial Accounting Officer for American Bank of Martin County in Stuart, Florida. Ms. Aumack received her A.S. degree in Banking and Financial Services from Indian River Community College in 1989. She is presently a member of the Port St. Lucie Women on Wall Street, and a director and Vice Chairman of the ARC of Martin County, Florida, as well as a community board member for the Treasure Coast Division of the American Heart Association.

Stephen J. Krumfolz, age 53, is FPB’s and the Bank’s Senior Vice President and Senior Lending Officer. Prior to joining the Bank in 1999, he was Vice President and SBA Lending Manager for Riverside National Bank from January 1998 through June 1999. He served as Vice President and Commercial Lending Officer for Port St. Lucie National Bank from 1994 through 1997, and completed all phases of Barnett Bank’s Management Training Program during his employment from 1989 through 1994. Mr. Krumfolz received an Associate Degree in Banking through the American Institute of Banking and Indian River Community College in 1991, as well as a Core Credit School Certificate from Barnett Bank in 1992. He is an active member of the Port St. Lucie Breakfast Rotary Club and Treasure Coast Business on The Green.

Marge Riley, age 56, is FPB’s and the Bank’s Executive Vice President and Chief Operating Officer. She also serves as the Bank’s Security Officer, Compliance Officer and Information Systems Technology Officer. Prior to joining the Bank in 1998, Ms. Riley was the Assistant Vice President and Branch Manager for First National Bank & Trust Company of the Treasure Coast from 1997 to 1998. She also served as Assistant Vice President – Loan Administrator for Port St. Lucie National Bank from 1990 to 1997. Ms. Riley has A.S. Degrees in Accounting and Banking and Financial Services from Fox Valley Technical College in Appleton, Wisconsin. She is presently Vice President of the Port St. Lucie Business Women, Board member for Elementary Shakespeare Corp., Secretary of the Port St. Lucie Women on Wall Street and a Board Member for United Way of St. Lucie County.

FPB BANCORP, INC. • PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard • Port St. Lucie, Florida 34952

BENEFICIAL STOCK OWNERSHIP OF

DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information regarding the current beneficial ownership of FPB common stock of each director nominee, continuing director and non-director executive officer as of the record date. Mr. Schweiger listed below is the only person known to us to own more than 5% of FPB’s common shares. The number and percentage of shares held by each person reflects the number of shares that person currently owns, plus the number of shares that person has the right to acquire through the exercise of stock options.

Name	Number of Shares Owned (4)		Right to Acquire(5)	% of Beneficial Ownership (11)
Nancy E. Aumack(1)	6,587		2,500	1.11%
John R. Baker(2)	6,925		4,516	1.39
Gary A. Berger(2)	16,800		7,454	2.93
Donald J. Cuozzo(2)	20,000	(6)	9,818	3.59
Ann L. Decker(2)	10,000		4,909	1.81
Stephen Krumfolz(1)	5,473		3,000	1.03
Paul J. Miret(2)	17,000	(7)	9,181	3.16
Marge Riley(1)	6,989		3,352	1.26
Robert L. Schweiger(2)	44,470		23,539	8.07
Robert L. Seeley(2)	6,000	(8)	4,182	1.24
David W. Skiles(3)	20,653	(9)	13,843	4.14
Paul A. Zinter(2)	14,200	(10)	6,090	2.46

All directors and executive officers as a group (12 individuals)	175,097		92,384	29.34%

(1)	Executive Officer only.
(2)	Director only.
(3)	Director and Executive Officer.
(4)	Includes shares for which the named person:
•	has sole voting power and investment power;
•	has shared voting and investment power with a spouse; or
•	holds in an IRA or other retirement plan; but does not include shares that may be acquired by exercising stock options.
(5)	Includes shares that may be acquired by exercising stock options.
(6)	Includes 5,460 shares owned by Mr. Cuozzo’s spouse’s IRA.
(7)	Includes 5,500 shares owned by Mr. Miret’s spouse’s IRA.
(8)	Includes 1,000 shares owned by Mr. Seeley’s spouse in trust
(9)	Includes 114 shares owned by Mr. Skiles’ spouse.
(10)	Includes 2,200 shares owned by Mr. Zinter’s spouse’s Keough Plan.
(11)	Under the rules of the Securities and Exchange Commission, the determinations of “beneficial ownership” of our common stock are based upon Rule 13d-3 under the Securities Exchange Act of 1934, which provides that shares will be deemed to be “beneficially owned” where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares, or where a person has the right to acquire any such power within 60 days after the date such beneficial ownership is determined. Shares of our common stock that a beneficial owner has the right to acquire within 60 days under the exercise of the options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

FPB BANCORP, INC. • PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard • Port St. Lucie, Florida 34952

EXECUTIVE COMPENSATION

Our executive compensation program is designed to:

•	Attract and retain qualified management;

•	Meet short-term financial goals; and

•	Enhance long-term shareholder value.

We strive to pay each executive officer the base salary that would be paid on the open market for a fully qualified officer in that position. The Board of Directors determined the level of base salary and any incentive bonus for the Chief Executive Officer and other officers of FPB and the Bank based upon competitive norms, derived from annual surveys published by several independent banking institutes or private companies specializing in analysis of financial institutions. Such surveys provide information regarding compensation of financial institution officers and employees based on the size and geographic location of the financial institution and serve as a benchmark for determining executive salaries. Actual salary changes and discretionary bonus awards are based upon the Board of Directors’ and the Personnel Committee’s evaluation of FPB’s and the Bank’s performance, the officer’s responsibilities and individual performance standards.

Personnel Committee Interlocks and Insider Participation in Compensation Decisions

David W. Skiles, FPB’s and the Bank’s President and Chief Executive Officer, also serves as a member of both Boards of Directors and on the Executive, Loan and Long-Range Planning Committees. Mr. Skiles participated in the Boards’ deliberations regarding executive compensation, but did not participate in any deliberations regarding his own compensation.

FPB BANCORP, INC. • PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard • Port St. Lucie, Florida 34952

Summary Compensation Table

The following table sets forth compensation information regarding FPB’s and the Bank’s President and Chief Executive Officer. No other executive officer received compensation in 2004 at a level which is required to be disclosed herein.

		Summary Compensation Table Annual Compensation						Long Term Compensation
Name and Principal Position	Year	Salary		Bonus(1)		Other Annual Compensation(2)		Stock Options(3)	All Other Compensation(4)
David W. Skiles Director, President & Chief Executive Officer	2004 2003 2002	$ $ $	125,000 105,000 100,000	$ $ $	10,875 2,400 1,433	$ $ $	5,460 5,455 5,874	— 1,843 1,000	$ $	1,809 165 —	(6) (5)

(1)	Annual Cash Bonus Award - Annual incentive awards paid for results achieved during the calendar year, which were paid during the year or immediately following the year indicated.
(2)	Other Annual Compensation - All additional forms of cash and non-cash compensation paid, awarded or earned which includes an automobile allowance.
(3)	Stock Options - Grants of stock options made under FPB’s 1998 Stock Option Plan. The present book value of FPB common stock is less than the exercise price of Mr. Skiles’ options, which is $10.00 per share and $10.50 per share for options granted in 2002 and 2003, respectively.
(4)	All Other Compensation - Compensation that does not fall under any of the aforementioned categories.
(5)	Represents value of stock award (15 shares at $11.00).
(6)	Represents value of stock and (150 shares at $12.06)

STOCK OPTION GRANTS IN 2004

No options were granted to the named executive officer in 2004. No options were exercised by the named executive officer during 2004.

AGGREGATED FISCAL YEAR-END OPTION VALUES

The following table discloses the aggregate value of the unexercised options held by the officer listed in the above Summary Compensation Table:

Name	Number of Shares Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the Money Options at December 31, 2004
	Exercisable	Unexercisable	Exercisable	Unexercisable
David W. Skiles	12,280	1,563	—	—

FPB BANCORP, INC. • PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard • Port St. Lucie, Florida 34952

Employment Contracts

FPB currently does not have any employment contracts. The Bank, however, has entered into an employment agreement with David W. Skiles, effective May 1, 1999, which was renewed May 1, 2002 (“Agreement”). Under the terms of the Agreement, Mr. Skiles serves as the President and Chief Executive Officer of the Bank. Under the Agreement, Mr. Skiles received stock options to purchase shares of Bank common stock under the 1998 Stock Option Plan.

Mr. Skiles may terminate the Agreement upon 90 days’ written notification to the Bank and the Bank may terminate the Agreement upon the occurrence of certain events. Among those events are: (i) the Bank being designated a “troubled institution” or receiving a composite CAMELS rating of 4 or 5; (ii) Mr. Skiles failing to follow the reasonable instructions or policies of the Board of Directors; (iii) Mr. Skiles’ grossly negligent or willful conduct harmful to the business of the Bank; (iv) Mr. Skiles’ being convicted of a crime involving a breach of trust or moral turpitude; (v) Mr. Skiles’ incapacity or death; and (vi) Mr. Skiles’ willful breach of duty in the course of his employment. In the event the Agreement is terminated by Mr. Skiles or the Bank for any of these reasons, Mr. Skiles shall be entitled to no further compensation and shall be subject to a non-competition agreement. The non-competition agreement will prohibit Mr. Skiles from serving as an executive officer of any financial institution in St. Lucie County, or in such other counties as the Bank may have a branch office, for one year following the termination of the Agreement.

Should the Bank undergo a “change in control” (as defined in the Agreement), Mr. Skiles will be entitled to terminate the Agreement and receive a lump-sum severance payment equal to his base salary and any bonus received in the one-year period immediately following the change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain directors, executive officers and their immediate family members are also customers of the Bank, and it is anticipated that such individuals will continue to be customers in the future. Loans made to directors, executive officers, and their immediate families require approval of a majority of the disinterested directors approving the loan. All transactions between FPB, the Bank and its directors, executive officers and their immediate family members, and any principal shareholders, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated persons and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features.

As of December 31, 2004, loans to directors, executive officers and their immediate family members represented approximately $2.1 million, or approximately 2.97% of the total loan portfolio, all of which are current and performing according to their terms.

FPB BANCORP, INC. • PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard • Port St. Lucie, Florida 34952

2. RATIFICATION OF THE APPOINTMENT OF AUDITORS

FOR FISCAL YEAR ENDING DECEMBER 31, 2005

The independent auditor for FPB and the Bank for the fiscal year ended December 31, 2004, was Hacker, Johnson & Smith, P.A. Our Board of Directors presently intends to renew our arrangements with Hacker, Johnson & Smith, P.A. to be FPB’s and the Bank’s auditor for the fiscal year ending December 31, 2005, subject to shareholder approval. A representative of the firm is expected to be present at the Annual Meeting. He or she will be given an opportunity to make a statement and will be available to answer appropriate shareholder questions.

During 2004, Hacker, Johnson & Smith, P.A. billed FPB and the Bank $25,300 for audit services and financial statement reviews and $4,000 for tax related services. The Audit/Compliance Committee does not believe that our payment for tax services impairs Hacker, Johnson & Smith, P.A.’s independence in conducting its audits of FPB or the Bank.

In order to be adopted, this proposal must be approved by the holders of a majority of the outstanding shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting. If the shareholders do not vote in favor of the appointment of Hacker, Johnson & Smith, P.A., our Board of directors will consider the selection of other independent auditors.

The Board of Directors Recommends that Shareholders Vote “FOR”

the Ratification of the Appointment of Hacker, Johnson & Smith, P.A.

for the Fiscal Year Ending December 31, 2005.

3. ADJOURNMENT OF THE ANNUAL MEETING

The Board of Directors seeks your approval to adjourn the Annual Meeting in the event that there are not sufficient number of votes to approve Proposals 1 or 2 at the Annual Meeting. In order to permit proxies that have been timely received to be voted for an adjournment, we are submitting this item as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting, and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the Annual Meeting.

The Board of Directors Recommends that Shareholders Vote “FOR”

the Approval of the Adjournment of the Annual Meeting.

FPB BANCORP, INC. • PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard • Port St. Lucie, Florida 34952

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and any person who beneficially owns more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and more than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on the review of copies of the filings we have received, or representations from such reporting persons, it is our belief that during 2004, no directors and executive officers made late filings under section 16(a).

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for the 2006 Annual Meeting, a shareholder’s proposal to take action at such meeting must be received at our corporate headquarters at 1301 Southeast Port St. Lucie Boulevard, Port St. Lucie, Florida 34952, on or before November 24, 2005. To be included in our proxy materials, proposals must comply with the Securities and Exchange Commission’s proxy rules as provided in 17 C.F.R. Section 240.14a-8.

SOLICITATION

The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by FPB. Proxies may be solicited by directors, officers or our regular employees, in person or by telephone, e-mail or mail. We are requesting persons and entities holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, such beneficial owners. Those persons and entities will be reimbursed for their reasonable out-of-pocket expenses.

LEGAL PROCEEDINGS

Neither FPB nor the Bank is, or has been during the last year, involved in any litigation or legal proceeding other than in the normal course of business.

AVAILABILITY OF OTHER INFORMATION

Accompanying this Proxy Statement is our 2004 Annual Report, which includes FPB’s Management Discussion and Analysis and audited financial statements. The Annual Report also serves as the Bank’s Annual Disclosure Statement. Additional copies of our Annual Report or our Form 10-KSB are available to shareholders at no charge. Any shareholder who would like a copy of either document may contact David W. Skiles, President and Chief Executive Officer, FPB Bancorp, Inc., 1301 Southeast Port St. Lucie Boulevard, Port St. Lucie, Florida 34952, telephone number (772) 398-1388.

FPB BANCORP, INC. • PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard • Port St. Lucie, Florida 34952

FPB currently files periodic reports (including Form 10-KSBs, Form 10-QSBs, Proxy Statements, etc.) with the Securities and Exchange Commission. These periodic reports are filed electronically via EDGAR and can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, DC 20549. The Securities and Exchange Commission maintains a website that contains registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. Information filed by FPB is also available for review on this website. The address of the website is www.sec.gov.

FPB Bancorp, Inc.

March 28, 2005

FPB BANCORP, INC. • PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard • Port St. Lucie, Florida 34952

REVOCABLE PROXY

FPB BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints David W. Skiles and Gary A. Berger, and each of them, with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of FPB Bancorp, Inc. (“FPB”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Holiday Inn located at 10120 South Federal Highway, Port St. Lucie, Florida, 34952, on Wednesday, April 27th, 2005, at 5:30 p.m. local time and at any adjournments thereof.

The undersigned shareholder of FPB may revoke this Proxy at any time before it is voted by either delivering a written notice of revocation to FPB, delivering a duly executed Proxy bearing a later date to FPB, or by attending the Annual Meeting and voting in person.

THE FOLLOWING ITEMS ARE BEING ACTED UPON:

1. The Election of the three Class III members of the Board of Directors. Note: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.	Gary A. Berger Robert L. Schweiger David W. Skiles	FOR ☐	AGAINST ☐

2. The ratification of the appointment of Hacker, Johnson & Smith, P.A., as the independent auditors for FPB and its wholly-owned subsidiary, for the fiscal year ending December 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. The adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve either of the foregoing items.	FOR ☐	AGAINST ☐	ABSTAIN ☐

At their discretion, the proxy holders are authorized to transact and to vote upon such other business as may properly come before the Annual Meeting, or at any adjournment thereof.

NOTE: When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ITEMS LISTED.

IMPORTANT: Please sign your name exactly as it appears on this Proxy Card. When shares are held by joint tenants, both should sign, when signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receiving from FPB, prior to the execution of the Proxy, a Notice of the Annual Meeting, a Proxy Statement dated March 28, 2005, and the 2004 Annual Report.

STICKER	Signature:
Signature if held jointly:
Date:

Please mark, sign, date and return this Proxy Card

promptly, using the enclosed envelope. If you receive

more than one Proxy Card, please sign and return all

cards in the accompanying envelope.